Exhibit 10.31

July 7, 2023

Dear Matt:

I am pleased to offer you the position of Executive Vice President, Chief Financial Officer and Treasurer of Tompkins Financial Corporation at an annual base salary rate of $340,000.

Below, please find an outline of the major terms and conditions of this offer based on a projected start date of
October 1, 2023.

Compensation: Your bi-weekly rate of pay will be $ 13,076.92 ($340,000 annual basis).

•You will be eligible to participate in the Company’s 2024 Senior Incentive Plan with a potential payout of thirty-five percent (35%) of base salary.
•You will remain eligible for consideration for grants under the Tompkins Financial Corporation Equity Plan.
•You will have 75% of the monthly dues and 100% of business-related expenses reimbursed for your country club membership.
•You will have the use of a company-owned vehicle pursuant to the Tompkins Financial Corporation Guidelines for Purchase and Personal Use of a Company-Owned Vehicle.

This offer of employment is contingent upon satisfactory completion of the following:
•Successfully complete a criminal background investigation. An email will be sent to your personal email to complete information to start the process. It is quick and should be completed upon receipt.
•Our standard “Directors & Officers” Survey, in order to confirm your eligibility to serve as an executive officer under applicable federal/state law and Company policy. This will be provided by email to you.

Please indicate to me in writing your acceptance of this offer at your earliest convenience. We would like your transition to this new position to commence on or about October 1, 2023. We look forward to working with you in your new role, Matt.

Sincerely,

/s/ Stephen S. Romaine

Stephen S. Romaine
President & CEO Tompkins Financial Corp.

I accept the terms and provisions of this offer of at will employment.

/s/ Matthew Tomazin                        July 12, 2023
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Matthew Tomazin                        Date